Exhibit 16.1
Conner & Associates, PC
110 South State Street, Suite 200
Newtown, Pennsylvania 18940

February 2, 2012

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Prevention Insurance.com

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, dated February 2, 2012, of Prevention Insurance.com  regarding the recent change of auditors.  We agree with such statement made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/ Conner & Associates, PC

Conner & Associates, PC